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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES


The following table lists the Company's subsidiaries, all of which are wholly-owned, except as provided below:

       Power-Electronics, Inc.                                Puerto Rico
       Poder Uno de Mexico, S.A. de C.V.                      Mexico
       Melcher Holding AG                                     Switzerland
       Melcher AG                                             Switzerland
       Domenic Melcher AG                                     Switzerland
       Melcher S.A.                                           France
       Melcher Ltd.                                           Great Britain
       Melcher S.r.l.                                         Italy
       Melcher GmbH                                           Germany
       Melcher B.V.                                           Netherlands
       Melcher Simp Ltd.                                      Ireland
       Melcher Produktion AG                                  Switzerland
       Melcher s.r.o.                                         Slovakia
       LR Crystal IMMO a.s.                                   Slovakia
       Melcher Inc.                                           USA
       Melcher Corp.                                          Canada
       International Power Devices, Inc.                      USA